THIS WARRANT AND SHARES ISSUED UPON EXECISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M., EASTERN TIME, ON JUNE __, 2019 (THE “EXPIRATION DATE”).

Warrant No. 2014-_____

KOGETO, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

FOR VALUE RECEIVED, _______________ (“Holder”), has the right to purchase, subject to and pursuant to the provisions of this Warrant, from Kogeto, Inc., a Nevada corporation (the “Company”), _______________ shares (“Shares”) of the Company’s shares of Common Stock, par value $0.001 per share (“Common Stock”). Such right may be exercised no later than 5:00 p.m., Eastern time, on the Expiration Date (as defined above), at an exercise price per share initially equal to $0.32 (the exercise price in effect being herein called the “Exercise Price”). The number of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein. This Warrant is issued pursuant to a Securities Purchase Agreement between the Company and original holder (the “Securities Purchase Agreement”) and is one of a series of Warrants issued to investors in an offering (the “Offering”) of units consisting of Common Stock and Warrants, as described in a Confidential Private Placement Memorandum dated May 19, 2014. All persons who hold Warrants shall collectively be referred to as the “Holders” or “Investors” and all Warrants issued in the Offering shall collectively be referred to as the “Warrants.”

Section 1.          Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Holder. Thereafter the Company, or such other agency of the Company as it may designate by notice to the Holder, shall maintain such records.

Section 2.          Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.          Exercise of Warrant.

(a)          Subject to the provisions of Sections 3(b) and 15 hereof, the Holder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A and payment by cash, certified check or wire transfer of funds for the aggregate Exercise Price for that number of Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices or such other office or agency of the Company as it may designate by notice to the holder hereof. (Such Company office or offices or such other office or agency of the Company as it may designate by notice to the Holder hereof shall be referred to as the “Administrative Office.”)

(b)          The Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or “Loss Documentation” as defined in Section 6), the Exercise Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Shares so purchased pursuant to exercise pursuant to, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three days, after this Warrant shall have been so exercised. All Shares so issued shall be fully paid, validly issued and non-assessable shares of Common Stock. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of Shares with respect to which this Warrant shall not then have been exercised. As used in this Agreement, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

Section 4.          Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.          Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

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Section 6.          Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company (“Loss Documentation”).

Section 7.          Reservation of Shares. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.          Adjustments Upon Stock Events and Stock Issuances. Subject and pursuant to the provisions of this Section 8, the Exercise Price and number of Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)          If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock, subdivide its outstanding Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of Common Stock or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Shares purchasable upon exercise of the Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter exercising the Warrant shall be entitled to receive the number of Common Stock or other capital stock which the Holder would have received if the Warrant had been fully exercised immediately prior to such event upon payment of an Exercise Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b)          If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Shares equal to the number of Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

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(c)          (i) In case the Company shall fix a payment date for the making of a distribution to all holders of Shares (including without limitation any distribution of shares of capital stock of any subsidiary of the Company and any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Shares outstanding multiplied by the Market Value (as defined below) per Share immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Value per Share immediately prior to such payment date (“Valuation Date”).

(ii)         The following terms shall have the meanings set forth below:

“Trading Medium” shall be the primary market in which the Shares are traded, which may be a national securities exchange, tiers of the Nasdaq Stock Market, Inc., the OTC Bulletin Board or tiers of the OTC Markets Group, as applicable.

“Market Price” shall mean the closing sale price of the Shares as listed or quoted on the primary Trading Medium.

“Market Value” as of a particular Valuation Date shall be the Market Price of Shares as quoted in such Trading Medium on the last trading day prior to the Valuation Date, provided that if such stock has not quoted on such date in such Trading Medium, the Market Value shall be the average Market Price of Shares in the most recent ten (10) trading days during which the Shares have been traded.

(iii)        The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the Market Value of a share of Common Stock.

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(d)          For the term of this Warrant, in addition to the provisions contained above, the Exercise Price shall be subject to adjustment as provided below. An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)          In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Warrant.

(f)          Upon each adjustment in the Exercise Price pursuant to this Section 8, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately thereafter.

Section 9.          Fractional Interest. The Company shall not be required to issue fractions of Shares upon the exercise of this Warrant. If any fractional Shares would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Value of such fractional Common Stock on the date of exercise.

Section 10.         Notices of Adjustments. Upon the happening of any event requiring an adjustment of the Exercise Price or the number of Shares purchasable hereunder, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjusted Exercise Price and/or the adjusted number of Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 11.         Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

Section 12.         Identity of Transfer Agent. Upon the appointment of any transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

Section 13.         Notice of Certain Events. The Company shall give the Holder at least 20 days’ prior written notice before the earlier of the establishment of any record date in connection with, or any closing or effective date for, any of the events described in Sections 8(a) - (c) hereof.

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Section 14.         Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the business day after delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (c) on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested. All notices shall be addressed as set forth below or at such other address as the Holder or the Company may designate by five days’ advance written notice to the other:

If to the Company:

Kogeto, Inc.
51 Wooster Street, 2nd Floor
New York, New York 10013
Attn: Mr. Jeff Glasse, Founder, Chairman and Chief Executive Officer

If to Holder:

At the address in the Securities Purchase Agreement or in any transfer document.

Section 15.         Successors.

(a)          All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

(b)          In the event the Company consummates any consolidation, merger, sale, transfer or other disposition of assets or shares, including any form of share exchange, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the Company’s continuing obligations hereunder.

Section 16.         Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York

Section 17.         No Rights as Shareholder. Prior to the exercise of this Warrant, the Holder shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Warrant unless specifically set forth herein.

Section 18.         Amendments. This Warrant shall not be amended without the prior written consent of the Company and the then current Holder.

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Section 19.         Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of June __, 2014.

Kogeto, Inc.

By:
Name:
Title:

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APPENDIX A
WARRANT EXERCISE FORM

To: Kogeto, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, _______________ shares of Common Stock (“Shares”) provided for therein, and requests that certificates for the Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by

☐ certified mail to the above address, or

☐ electronically (provide DWAC Instructions: _________________),

or

☐ Other (specify:

______________________________________________).

and, if the number of Shares shall not be all the Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ______________________, ______

Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Signature: ____________________________

_____________________________________

Name (please print)

_____________________________________

_____________________________________

Address

_____________________________________

Federal Identification or

Social Security No.

Assignee:

_____________________________________

_____________________________________

_____________________________________

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